UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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TEGNA INC.

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The following press release was issued by TEGNA Inc. on March 29, 2020.

TEGNA Reports on Acquisition Approaches

March 29, 2020

TYSONS, Va.—(BUSINESS WIRE)--Mar. 29, 2020— TEGNA Inc. (NYSE: TGNA) today reported on recent acquisition approaches. As has been widely reported, TEGNA has received four unsolicited acquisition proposals in recent weeks. TEGNA and its advisors engaged substantially with two of these parties and provided them extensive non-public due diligence information. These two parties made their proposals shortly before the recent market dislocation due to the COVID-19 pandemic and both subsequently informed TEGNA that they were ceasing discussions. The other two parties have not signed confidentiality agreements to enable due diligence and have not delivered any information on financing sources.

Howard Elias, chairman of the Board, said, “In addition to our focus on executing our standalone plan, the TEGNA Board and management have meaningfully engaged with third parties to explore opportunities to create value. The Board has been, and remains, willing to consider transactions that create compelling value, and our focus now is on helping management navigate through an unprecedented environment.”

Dave Lougee, president and CEO, said, “Like every other company, TEGNA is operating in uncharted waters due to COVID-19 as we focus on ensuring the health and safety of our employees while continuing to create and preserve value. High-quality local news has never been more important, and we are fortunate to have significant contractual subscription revenues and a strong balance sheet with minimal near-term debt maturities. We are working through the current challenges raised by COVID-19 and are very confident that our long-term growth drivers remain intact.”

TEGNA does not intend to update this disclosure.

Forward Looking Statements

Certain statements in this communication may constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including the statements regarding the receipt and consideration by the Board of Directors of TEGNA (the “Board”) of the unsolicited acquisition proposals or the actions of third parties with respect thereto. Any forward-looking statements contained herein are subject to a number of risks, trends and uncertainties that could cause actual results or company actions to differ materially from what is expressed or implied by these statements, including risks relating to the coronavirus (COVID-19) pandemic and its effect on U.S. and world financial markets, potential regulatory actions, changes in consumer behaviors and impacts on and modifications to TEGNA’s operations and business relating thereto, TEGNA’s ability to execute on its standalone plan and potential developments involving one or more of the unsolicited acquisition proposals. Other economic, competitive, governmental, technological and other factors and risks that may affect TEGNA’s operations or financial results are discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and in subsequent filings with the U.S. Securities and Exchange Commission (the “SEC”). We disclaim any obligation to update these forward-looking statements other than as required by law.

Important Additional Information

TEGNA has filed a definitive proxy statement and form of GOLD proxy card with the SEC in connection with the solicitation of proxies for TEGNA’s 2020 Annual Meeting of shareholders (the “Proxy Statement” and such meeting the “2020 Annual Meeting”). TEGNA, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2020 Annual Meeting. Information regarding the names of TEGNA’s directors and executive officers and their respective interests in TEGNA by security holdings or otherwise is set forth in the Proxy Statement. To the extent holdings of such participants in TEGNA’s securities have changed since the amounts described in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information can also be found in TEGNA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 2, 2020. Details concerning the nominees of TEGNA’s Board of Directors for election at the 2020 Annual Meeting are included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF TEGNA ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a copy of the definitive Proxy Statement and other documents filed by TEGNA free of charge from the SEC’s website, www.sec.gov. TEGNA’s shareholders will also be able to obtain, without charge, a copy of the definitive Proxy Statement and other relevant filed documents by directing a request by mail to TEGNA, 8350 Broad Street, Suite 2000, Tysons, VA 22102, or from TEGNA’s website, https://www.tegna.com.

About TEGNA

TEGNA Inc. (NYSE: TGNA) is an innovative media company that serves the greater good of our communities. Across platforms, TEGNA tells empowering stories, conducts impactful investigations and delivers innovative marketing solutions. With 62 television stations in 51 markets, TEGNA is the largest owner of top 4 affiliates in the top 25 markets among independent station groups, reaching approximately 39 percent of all television households nationwide. TEGNA also owns leading multicast networks Justice Network and Quest. TEGNA Marketing Solutions (TMS) offers innovative solutions to help businesses reach consumers across television, email, social and over-the-top (OTT) platforms, including Premion, TEGNA’s OTT advertising service. For more information, visit www.TEGNA.com.

View source version on businesswire.com: https://www.businesswire.com/news/home/20200329005027/en/

For media inquiries, contact:

Anne Bentley

Vice President, Corporate Communications

703-873-6366

abentley@TEGNA.com

George Sard/Stephanie Pillersdorf

Sard Verbinnen & Co.

212-687-8080

TEGNA-SVC@SARDVERB.com

For investor inquiries, contact:

Doug Kuckelman

Head of Investor Relations

703-873-6764

dkuckelman@TEGNA.com

Source: TEGNA Inc.